Exhibit 99.1

Arcellx Appoints Andrew Galligan and Kristin Myers to its Board of Directors

— Mr. Galligan and Ms. Myers bring decades of experience to the company board —

— Derek Yoon steps down from the Board of Directors —

REDWOOD CITY, Calif., March 20, 2025 (BUSINESS WIRE) – Arcellx, Inc. (NASDAQ: ACLX), a biotechnology company reimagining cell therapy through the development of innovative immunotherapies for patients with cancer and other incurable diseases, today announced the appointments of Andrew Galligan and Kristin Myers to its Board of Directors. Mr. Galligan is a proven financial executive who brings over three decades of strategic leadership experience to the Arcellx Board. Ms. Myers, a highly experienced healthcare industry executive, adds diverse expertise in operational execution, sales and marketing, and market access.

“On the heels of our significant business progress in 2024, we are excited to welcome both Andrew and Kristin to the Arcellx Board of Directors as we continue to accelerate our development pipeline and organizational growth,” said Rami Elghandour, Arcellx’s Chairman and Chief Executive Officer. “As we take steps toward becoming a commercial-stage company in 2026, their deep knowledge and experience in commercial strategies and operations will complement the robust experience with our existing Board members. Notably, Andrew has been instrumental in building the financial and operational infrastructure to support commercial initiation and growth at multiple public companies. Kristin’s background and executive leadership expertise in the healthcare sector will be invaluable in guiding our market access strategies and patient and physician outreach initiatives.”

Mr. Elghandour added, “As Andrew and Kristin join other members of our distinguished Board of Directors, I would like to thank Derek Yoon for his contributions to our Board. From the earliest stages of our company, his trusted guidance has been instrumental to our growth and success.”

Most recently, Mr. Galligan served as Chief Financial Officer at Nevro Corp., a medical device company in the implantable spinal cord stimulation market. During his 10-year tenure at Nevro, he built the finance and operations group from commercial launch and drove year-over-year revenue growth. Prior to that, he was Vice President, Finance and Chief Financial Officer at Ooma, Inc., where he currently serves as a Board Member. Before that, he served in the same executive capacity at Reliant Technologies, Inc. and helped complete the acquisition of the company by Thermage, Inc. Mr. Galligan’s biotechnology industry executive experience also includes senior financial leadership roles at Metrika Inc. (acquired by Bayer), Corcept Therapeutics Incorporated, and Amira Medical (acquired by Roche). He holds a Business Studies degree from Trinity College, Dublin University, Dublin, Ireland and is a Fellow of the Irish Institute of Chartered Accountants.

“With its lead product candidate, anito-cel, demonstrating meaningful potential in the treatment of relapsed or refractory multiple myeloma, Arcellx is well positioned to address the need for a new treatment option that can make a difference in the lives of patients and their families,” said Mr. Galligan. “As the company prepares for the anticipated commercial launch of anito-cel in 2026, I am pleased to support the Arcellx team in this critical endeavor in my new role as a Board member.”

Ms. Myers brings 20+ years of healthcare experience, including senior leadership roles across the payer, provider and medtech sectors. Currently, she serves as the Chief Operating Officer at Blue Cross Blue Shield Association, leading strategic, operational and technology teams to support the BCBS System. Prior to this, Ms. Myers founded and led Hopscotch Primary Care as the CEO, standing up primary care centers to serve vulnerable patient populations across rural America. Previously, Ms. Myers held several positions of increasing responsibility at Aetna, beginning as Chief of Staff to the CEO and Chairman, and eventually rising to President of the Great Lakes Region. Ms. Myers’ career also included time in venture capital investing in the healthcare and biotech sectors. She holds an MBA from Harvard Business School and a BS in Biomedical Engineering from the University of Wisconsin-Madison.

“The differentiated clinical profile of anito-cel, which is supported by late-stage studies, underscores Arcellx’s potential to change the treatment paradigm in multiple myeloma,” said Ms. Myers. “I look forward to supporting Arcellx’s experienced executive team as it moves closer to the market launch of anito-cel through its partnership with Kite, a Gilead Company.”

About Arcellx, Inc.

Arcellx, Inc. is a clinical-stage biotechnology company reimagining cell therapy by engineering innovative immunotherapies for patients with cancer and other incurable diseases. Arcellx believes that cell therapies are one of the forward pillars of medicine and Arcellx’s mission is to advance humanity by developing cell therapies that are safer, more effective, and more broadly accessible. For more information on Arcellx, please visit www.arcellx.com. Follow Arcellx on X @arcellx and LinkedIn.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that are not purely historical are forward-looking statements, including, without limitation, statements regarding: the potential of anito-cel for providing meaningful benefit in patients suffering from multiple myeloma and to change the treatment paradigm in multiple myeloma; the potential impact of anito-cel on rrMM patients and expected clinical profile; anito-cel tolerability and toxicity trends; the potential commercial launch of anito-cel in 2026, subject to FDA approval, in partnership with Kite; Arcellx’s ability to deliver cell therapies that will meet the key expectations of patients and clinicians and serve the multiple myeloma community; trends relating to Arcellx’s development pipeline and organizational growth. The forward-looking statements contained herein are based upon Arcellx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. These forward-looking statements are neither promises nor guarantees and are subject to a variety of risks and uncertainties, including risks that may be found in the section entitled Part I, Item 1A (Risk Factors) in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Securities and Exchange Commission (SEC) on February 27, 2025, and the other documents that Arcellx may file from time to time with the SEC. These forward-looking statements are made as of the date of this press release, and Arcellx assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Myesha Lacy

Arcellx, Inc.

ir@arcellx.com

510-418-2412

Media Contact:

Andrea Cohen

Sam Brown Inc.

andreacohen@sambrown.com

917-209-7163

###